Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-1A of the Glenmede International Secured Options Portfolio, one of the portfolios of The Glenmede Fund, Inc.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

September 27, 2012